UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 14, 2012 (February 10, 2012)

HEALTHWAYS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-19364	62-1117144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
701 Cool Springs Boulevard Franklin, Tennessee		37067
(Address of principal executive offices)		(Zip Code)

(615) 614-4929
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

On February 10, 2012, the Board of Directors (the “Board”) of Healthways, Inc. (the “Company”) resolved to expand the number of directors from ten (10) and fixed at eleven (11) pursuant to Article III, Section 3.2 of the Amended and Restated Bylaws of the Company, as amended.  In connection therewith, the Board resolved to nominate the following persons to stand for election to the class of directors indicated below at the Company’s next annual meeting of shareholders:

Nominee                                           Class
Jay C. Bisgard                                     III
Mary Jane England                            III
John A. Wickens                                III
William D. Novelli                               III
Kevin G. Wills                                      II

The Board nominated Mr. Wills to stand for election for the newly created seat on the Board to serve as a Class II director.  Mr. Wills is the Executive Vice President and Chief Financial Officer of Saks Incorporated and has served in such capacity since May 2007.  Mr. Wills served as Executive Vice President of Finance/Chief Accounting Officer of Saks Incorporated from May 2005 through April 2007, and as Executive Vice President of Operations for Parisian from February 2003 until April 2005.  Prior to that, he was appointed Senior Vice President of Planning and Administration for Saks Department Store Group in September 1999, Senior Vice President of Strategic Planning in September 1998, and Vice President of Financial Reporting for Saks Incorporated in September 1997, when he joined Saks Incorporated.

Prior to joining Saks Incorporated, Mr. Wills served as Vice President and Controller for Tennessee Valley Authority.  Prior to that, Mr. Wills served as the Business Assurance Manager for Coopers and Lybrand (currently known as PriceWaterhouseCoopers).

Mr. Wills is a graduate of Tennessee Technological University, where he earned his B.S. in Business Administration in 1987.  Mr. Wills is a Certified Public Accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHWAYS, INC.

By:	/s/ Alfred Lumsdaine
Alfred Lumsdaine
Chief Financial Officer

Date:  February 14, 2012